ASSIGNMENT No. 5 OF RECEIVABLES IN ADDITIONAL
ACCOUNTS, dated as of April 1, 1998, by and between CHASE
MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking corporation organized and existing under the laws of the United States of America ("Chase USA"), and THE
BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York (the
"Trustee") pursuant to the Pooling and Servicing Agree ment referred to below.

                                        W I T N E S S E T H:

                  WHEREAS, Chase USA, as Transferor on and after June 1, 1996, The Chase Manhattan Bank, as Transferor prior to June 1, 1996 and as Servicer, and the Trustee are parties to the Second Amended and Restated Pooling and Servicing Agreement, dated as of September 1, 1996
(hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

                  WHEREAS, pursuant to the Pooling and Servicing
Agreement, Chase USA wishes to designate Additional Ac counts of Chase USA to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

                  WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

                  NOW, THEREFORE, Chase USA and the Trustee hereby agree as follows:

                           1.  Defined Terms.  All terms defined in
         the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.


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                           "Addition Date" shall mean, with respect
         to the Additional Accounts designated hereby, April
         1, 1998.

                           "Notice Date" shall mean, with respect to the Additional Accounts designated hereby, March 18,
         1998.

                           2.  Designation of Additional Accounts.
         Chase USA shall deliver to the Trustee not later than five Business Days after the Addition Date, a computer file or microfiche list containing a true and complete list of each MasterCard and VISA ac count which as of the Addition Date shall be deemed to be an Additional Account, such accounts being identified by account number and by the amount of Receivables in such accounts as of the close of business on the Addition Date. Such list shall be delivered five Business Days after the date of this Agreement and shall be marked as Schedule 1 to this Assignment and, as of the Addition Date, shall be incorporated into and made a part of this Assign ment.

                           3.       Conveyance of Receivables.


                                    A.  Chase USA does hereby transfer, as
                  sign, set-over and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse on and after the Addition Date, all right, title and interest of Chase USA in and to the Re ceivables now existing and hereafter created in the Additional Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables) and all proceeds of such Receivables, Recoveries, Interchange, Insurance Proceeds relating to such Receivables and the pro ceeds of any of the foregoing.

                           B.  In connection with such transfer,
         Chase USA agrees to record and file, at its own ex pense, a financing statement with respect to the Receivables now existing and hereafter created in the Additional Accounts designated hereby (which may be a single financing statement with respect to all such Receivables) for the transfer of accounts as

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         defined in Section 9-106 of the UCC as in effect in
         the State of New York meeting the requirements of applicable state law in such manner and such juris dictions as are necessary to perfect the assignment of such Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or other evidence of such filing (which may, for pur poses of this Section 3, consist of telephone con firmation of such filing) to the Trustee on or prior to the date of this Agreement.

                           C.  In connection with such transfer,
         Chase USA further agrees, at its own expense, on or prior to the date of this Assignment to indicate in its computer files that Receivables created in connection with the Additional Accounts designated hereby have been transferred to the Trust pursuant to this Assignment for the benefit of the Certifi cateholders.

                           D.  Chase USA hereby grants to the Trustee
         a security interest in all of Chase USA's right, title and interest in, to and under the Receivables now existing and hereafter created in the Additional
         Accounts designated hereby, all monies due or to become due with respect to such Receivables, Insur ance Proceeds relating to such Receivables, Recover ies, Interchange and the proceeds to any of the foregoing to secure a loan in an amount equal to the unpaid principal amount of the Investor Certificates issued or to be issued pursuant to the Pooling and Servicing Agreement and the interests accrued at the related Certificate Rates, and this Agreement shall constitute a security agreement under applicable law.

                           4  Acceptance by Trustee.  The Trustee
         hereby acknowledges its acceptance on behalf of the Trust for the benefit of the Certificateholders of all right, title and interest previously held by Chase USA in and to the Receivables now existing and hereafter created, and declares that it shall main tain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certifi cateholders.


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                           5.  Representations and Warranties of
         Chase USA. Chase USA hereby represents and warrants to the Trust as of the Addition Date:

                           A.  Legal, Valid and Binding Obligation.
                  This Assignment constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganiza tion, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of banking associations and except as such enforceability may be limited by gener al principles of equity (whether considered in a suit at law or in equity).

                           B.  Eligibility of Accounts and Receiv
                  ables. Each Additional Account designated hereby is an Eligible Account and each Receiv able in such Additional Account is an Eligible Receivable.

                           C.  Selection Procedures.  No selection
                  procedures believed by Chase USA to be materi ally adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Bank Portfolio.

                           D.  Insolvency.  Chase USA is not insol
                  vent and, after giving effect to the conveyance set forth in Section 3 of this Assignment, will not be insolvent.

                           E.  Security Interest.  This Assignment
                  constitutes either: (i) a valid transfer and assignment to the Trust of all right, title and interest of Chase USA in and to Receivables now existing and hereafter created in the Addition al Accounts designated hereby, and all proceeds (as defined in the UCC) of such Receivables and Insurance Proceeds relating thereto, and such Receivables and any proceeds thereof and Insur ance Proceeds relating thereto will be held by

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                  the Trust free and clear of any Lien of any
                  Person claiming through or under Chase USA or any of its Affiliates except for (x) Liens permitted under subsection 2.5(b) of the Pool ing and Servicing Agreement, (y) the interest of the holder of the Transferor Certificate and
                  (z) Chase USA's right to receive interest ac cruing on, and investment earnings in respect of, the Finance Charge Account and the Princi pal Account as provided in the Pooling and Servicing Agreement; or (ii) a grant of a secu rity interest (as defined in the UCC) in such property to the Trust, which is enforceable with respect to existing Receivables of the Additional Accounts, the proceeds (as defined in the UCC) thereof and Insurance Proceeds re lating thereto, upon the conveyance of such Re ceivables to the Trust, and which will be en forceable with respect to the Receivables thereafter created in respect of Additional Accounts designated hereby, the proceeds (as defined in the UCC) thereof and Insurance Pro ceeds relating thereto, upon such creation; and
                  (iii) if this Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing state ment described in Section 3 of this Assignment with respect to the Additional Accounts desig nated hereby and in the case of the Receivables of such Additional Accounts thereafter created and the proceeds (as defined in the UCC) there of, and Insurance Proceeds relating to such Re ceivables, upon such creation, the Trust shall have a first priority perfected security inter est in such property (subject to Section 9-306 of the UCC as in effect in the State of Dela ware), except for Liens permitted under subsec tion 2.5(b) of the Pooling and Servicing Agree ment.

                           F.  Breach of Representations and Warran
                  ties.  The provision set forth in Section
                  2.4(d) of the Pooling and Servicing Agreement shall be applicable to any breach of the repre sentations and warranties of this Section 5 with respect to any Receivable.


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                           6.       Conditions Precedent.  The acceptance
         by the Trustee set forth in Section 4 and the amend ment of the Pooling and Servicing Agreement set forth in Section 7 are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

                                    A.  Officer's Certificate.  Chase USA
                  shall have delivered to the Trustee a certifi cate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (i) all requirements set forth in Section 2.6 of the Pooling and Servicing
                  Agreement for designating Additional Accounts and conveying the Principal Receivables of such Account, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by Chase USA in Section 5 is true and correct as of the Addition Date. The Trustee may conclu sively rely on such Officer's Certificate, shall have no duty to make inquiries with re gard to the matters set forth therein, and shall incur no liability in so relying.

                                    B.  Opinion of Counsel.  Chase USA
                  shall have delivered to the Trustee an Opinion of Counsel with respect to the Additional Ac counts designated hereby substantially in the form of Exhibit E to the Pooling and Servicing
                  Agreement.

                                    C.       Additional Information.  Chase
                  USA shall have delivered to the Trustee such information as was reasonably requested by the Trustee to satisfy itself as to the accuracy of the representation and warranty set forth in subsection 5(d) to this Agreement.

                           7.       Amendment of the Pooling and Servic
         ing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a dual reference to the Pooling and Servicing Agreement as supple mented by this Assignment and by Assignment No.-1 of

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         Receivables in Additional Accounts, dated as of July
         1, 1996, Assignment No. 2 of Receivables in Addi tional Accounts, dated as of September 1, 1996, Assignment No.3 of Receivables in Additional Ac counts, dated as of December 1, 1997, Assignment No. 4 of Receivables in Additional Accounts, dated as of February 1, 1998, Reassignment No.-1 of Receivables in Removed Accounts, dated as of September 30, 1997 and Reassignment No. 2 of Receivables in Removed Accounts, dated as of December 1, 1997. Except as expressly amended hereby, all of the representa tions, warranties, terms, covenants and conditions to the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall re main, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompli ance with any term or provisions of the Pooling and Servicing Agreement.

                           8. Counterparts. This Assignment may be executed in two or more counterparts (and by differ ent parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                           9.       GOVERNING LAW.    THIS AGREEMENT
         SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF
         THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS
         CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS,
         RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL
         BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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                  IN WITNESS WHEREOF, the undersigned have caused
this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                                     CHASE MANHATTAN BANK USA,
                                                     NATIONAL ASSOCIATION


                                                     By:________________________
                                                        Name:
                                                        Title:


                                                     THE BANK OF NEW YORK,
                                                       as Trustee


                                                     By:________________________
                                                        Name:
                                                        Title:



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
                                                             Schedule 1
                                                             to Assignment of
                                                             Receivables in
                                                             Additional Accounts


                             ADDITIONAL ACCOUNTS

              [a list of the Additional Accounts was delivered to
               the Trustee in the form of a computer file]




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